Exhibit 10.8

Debenture

Dated

GFI TP Ltd

(as Chargor)

Bank of America, N.A.

(as Administrative Agent)

SNR Denton UK LLP

One Fleet Place

London EC4M 7WS

United Kingdom

DX 242

Contents

1	Interpretation	1
1.1	Definitions	1
1.2	Construction	3

2	Third Party Rights	4

3	Fixed Security	5

4	Floating Charge	6
4.1	Creation	6
4.2	Conversion by notice	6
4.3	No waiver	6

5	Representations and Warranties	6
5.1	Making of representations	6
5.2	Capacity	6
5.3	Title	7
5.4	Security	7
5.5	Security Shares	7
5.6	Insolvency Proceedings	7

6	Undertakings	7
6.1	Duration	7
6.2	General	7
6.3	Property	8
6.4	Security Shares	8

7	When Security becomes Enforceable	10

8	Enforcement of Security	10
8.1	General	10
8.2	Administrative Agent of the Chargor	10
8.3	Mortgagee in Possession - No Liability	10
8.4	Privileges	10
8.5	Protection of third parties	10
8.6	Redemption of prior Mortgages	11

9	Receiver	11
9.1	Appointment of Receiver	11
9.2	Relationship with the Administrative Agent	11
9.3	Removal	11
9.4	Remuneration	12

10	Powers of Receiver	12
10.1	General	12
10.2	Borrow and Lend Money	12
10.3	Carry on Business	12
10.4	Compromise	12
10.5	Employees	13
10.6	Leases	13
10.7	Legal actions	13
10.8	Possession	13
10.9	Protection of Assets	13
10.10	Receipts	13

10.11	Sale of assets	14
10.12	Subsidiaries	14
10.13	Exercise of Rights	14
10.14	Uncalled capital	14
10.15	Professional advice	14
10.16	Seal	14

11	Application of Proceeds	14

12	Expenses and Indemnity	14

13	Delegation	15

14	Further Assurances	15

15	Power of Attorney	15

16	Continuing Security	15
16.1	Additional Security	15
16.2	Continuing Security	15
16.3	Reinstatement	16
16.4	Waiver of defences	16
16.5	Immediate recourse	16
16.6	Appropriations	16
16.7	Deferral of Chargor’s rights	17

17	Miscellaneous	17
17.1	Covenant to pay	17
17.2	Land Registry	17
17.3	New Accounts	17
17.4	Tacking	18
17.5	Invalidity	18
17.6	Trust	18

18	Release	18

19	Rights and Remedies	18

20	Notices	18
20.1	Delivery and Receipt	18
20.2	Addresses	18

21	Governing Law and Jurisdiction	19
21.1	Governing Law	19
21.2	Jurisdiction	19

Schedule 1 — Mortgaged Property		20

Schedule 2 — Group Shares		21

Debenture

Dated

Between

(1)                                 GFI TP Ltd, a limited liability company registered in England and Wales with company number 06484649; and

(2)                                 Bank of America, N.A. as agent and trustee for the Secured Parties (the Administrative Agent which expression shall include all successor Administrative Agents appointed from time to time).

Recitals

A                                     The Chargor enters into this Deed to secure the repayment and satisfaction of the Secured Liabilities.

B                                       The Chargor and the Administrative Agent intend that this document take effect as a deed notwithstanding that it may be executed under hand.

It is agreed:

1                                        Interpretation

1.1                              Definitions

In this Deed:

Affiliate is defined in the Credit Agreement.

Book Debts means:

(a)                                  all book and other debts in existence from time to time (including, without limitation, any sums whatsoever owed by banks or similar institutions) both present and future, actual or contingent, due, owing to or which may become due, owing to or purchased or otherwise acquired by the Chargor; and

(b)                                 the benefit of all rights whatsoever relating to the debts referred to above including, without limitation, any related agreements, documents, rights and remedies (including, without limitation, negotiable or non-negotiable instruments, guarantees, indemnities, legal and equitable charges, reservation of proprietary rights, rights of tracing, unpaid vendor’s liens and all similar connected or related rights and assets).

Credit Agreement means that certain Amended and Restated Credit Agreement entered into as of 24 February 2006 among GFI Group, Inc., a Delaware corporation, GFI Holdings Limited, a company incorporated in England and Wales, the Guarantors party thereto, the Lenders party thereto and Bank of America, N.A., as Administrative Agent, as the same may be amended, modified, supplemented, extended, restated and replaced from time to time.

Debtor Relief Laws is defined in the Credit Agreement.

Domestic Security Agreement is defined in the Credit Agreement.

Equipment means (save to the extent that any such items form part of the Chargor’s stock in trade) all present and future plant, equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture and fixtures and all attachments, accessories owned by the Chargor and property (other than Fixtures) now or in future relating to it or used in connection with it and replacements and substitutions for it wherever located.

Enforcement Event means the acceleration of payment of the Loans pursuant to the Credit Agreement by the Administrative Agent.

Event of Default is defined in the Credit Agreement.

Fixtures means all fixtures and fittings (including, without limitation, those of trade) and fixed plant and machinery on the Mortgaged Property.

Foreign Loan Party is defined in the Credit Agreement.

Group Shares means all shares specified in Schedule 2.

Insolvency Regulation means the Council Regulation (EC) No.1345/2000 of 29 May 2000 on Insolvency Proceedings.

Insurances means all contracts and policies of insurance taken out by or for the Chargor or in which the Chargor has an interest (to the extent of that interest).

Intellectual Property means all subsisting patents and subsisting rights of a similar nature held in any part of the world, applications for patents and such rights, divisions and continuations of such applications for patents, registered and unregistered trade marks, registered designs, utility models (in each case for their full period and all extensions and renewals of them), applications for any of them and the right to apply for any of them in any part of the world, inventions, confidential information, Know-how, business names, trade names, brand names, copyright and rights in the nature of copyright, design rights and get-up and any similar rights existing in any country; and the benefit (subject to the burden) of any and all agreements, arrangements and licences in connection with any of the foregoing.

Know-how means all the body of knowledge, technical experience, expertise and skills, technical processes, secret processes, formulae and technical information held by the Chargor and relating to its business, which is not in the public domain.

Lenders is defined in the Credit Agreement.

Letter of Credit is defined in the Credit Agreement.

Loan is defined in the Credit Agreement.

Loan Documents is defined in the Credit Agreement.

Mortgaged Property means any freehold or leasehold property (including the Premises) the subject of the security created by this Deed.

Premises means any building or other edifice on the Mortgaged Property or other Security Asset.

receiver includes any receiver, receiver and manager or administrative receiver.

Receiver means any individual or individuals (who may be an employee or employees of the Administrative Agent) for the time being and from time to time appointed by the Administrative Agent to be a receiver or receivers (and, where more than one individual is appointed jointly, they shall have the power to act severally, unless the Administrative Agent shall specify to the contrary in their appointment) under this Deed and, where the context shall admit, any individual or individuals for the time being and from time to time so appointed in substitution, provide always that all such individuals shall be qualified under the Insolvency Act 1986 to act as a receiver of the property of any company with respect to which he is appointed or as an administrative receiver of any such company.

Related Rights means, in relation to the Group Shares, all dividends and other distributions paid or payable after today’s date on all or any of the Group Shares and all stocks, shares, securities (and the dividends or interest on them), rights, money or property accruing or offered at any time by way of redemption, bonus, preference, option rights or otherwise to or in respect of any of the Group Shares or in substitution or exchange for any of the Group Shares.

Secured Liabilities means all advances to, and debts, liabilities, obligations, covenants and duties of, any Foreign Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the any Foreign Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. The foregoing shall also include any Swap Contract between any Foreign Loan Party and Swap Bank that is entered into in the ordinary course of business for mitigating risks and not for speculative purposes and all obligations under any Treasury Management Agreement between any Foreign Loan Party and Treasury Management Bank, but exclude any obligation which, if it were so included, would result in a contravention of Chapter 2 of Part 18 of the Companies Act 2006.

Secured Parties means the Lenders and the Administrative Agent.

Security Assets means all assets of the Chargor the subject of any security created by this Deed (and includes the Mortgaged Property).

Security Period means the period beginning on the date of this Deed and ending on the date on which the Secured Liabilities have been satisfied in full (other than any obligations with respect to the indemnities set forth in the Loan Documents and/or collateralized letters of credit) and the commitments under the Credit Agreement shall have terminated or expired.

Security Shares means the Group Shares and the Related Rights and, such of the Group Shares as are held by the Chargor at the relevant time, together with all Related Rights in respect of such Group Shares.

Swap Contract is defined in the Credit Agreement.

Treasury Management Agreement is defined in the Credit Agreement.

1.2                              Construction

1.2.1                       Any reference in this Deed to:

(a)                                 assets includes properties, revenues and rights of every description, both present and future;

(b)                                an authorisation or a consent includes an approval, authorisation, consent, exemption, filing, licence, registration and resolution, in each case given or made in writing;

(c)                                 a Loan Document or any other agreement or instrument is a reference to that Loan Document or other agreement or instrument as amended, novated, supplemented or replaced (in whole or in part);

(d)                                indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(e)                                  a person includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing;

(f)                                    a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(g)                                 an enactment (be it express or implied) includes references to any amendment, re-enactment, and/or legislation subordinate to that enactment and/or any permission of whatever kind given under that enactment;

(h)                                 words importing the singular shall include the plural and vice versa;

(i)                                     a charge or mortgage of any freehold or leasehold property includes all Premises and Fixtures on that property, the proceeds of sale of any part of that property, and the benefit of any covenants for title (or any monies paid or payable in respect of them) given or entered into by any predecessor in title in respect of that property; and

(j)                                     any party or person includes any person deriving title from it or any successor, transferee or assignee.

1.2.2                       Clause and Schedule headings are for ease of reference only.

1.2.3                       An Event of Default is continuing if it has not been waived.

1.2.4                       Capitalised terms defined in the Credit Agreement have the same meaning when used in this Deed unless the context requires otherwise.

1.2.5                       In the event of any conflict between the provisions of this Deed and the Credit Agreement the provisions of the Credit Agreement shall prevail.

1.2.6                       The terms of the other Loan Documents and of any side letters between the parties to this Deed in relation to the Loan Documents are incorporated in this Deed to the extent required for any purported disposition of the Mortgaged Property in this Deed to be a valid disposition in accordance with Section 2(1) of the Law of Property (Miscellaneous Provisions) Act 1989.

1.2.7                       Every disposition effected by this Deed is made with full title guarantee.  The other terms of this Deed do not limit or extend any of the covenants implied by virtue of Part 1 of the Law of Property (Miscellaneous Provisions) Act 1994 but create separate and independent obligations having effect cumulatively with those implied covenants.

1.2.8                       Each of the charges in Clause 3 (Fixed Security) over each category of the assets, each asset and each sub-category of each asset specified in such clause shall be read and construed separately, as though each such category, asset and sub-category were charged independently and separately of each other.

2                                        Third Party Rights

A person who is not a party to this Deed may not enforce any of its terms pursuant to the Contracts (Rights of Third Parties) Act 1999.

3                                        Fixed Security

3.1                                The Chargor, as security for the payment and performance of the Secured Liabilities and in the manner specified in Clause 1.2.7 of this Deed:

(a)                                  charges in favour of the Administrative Agent (as agent and trustee for the Secured Parties) by way of a first legal mortgage all the property (if any) now belonging to it and specified in Schedule 1 and all other interests in any freehold or leasehold property now or in the future belonging to it; and

(b)                                 charges in favour of the Administrative Agent (as agent and trustee for the Secured Parties) by way of a first fixed charge:

(i)                                     (to the extent that they are not within Clause 3.1(a)) all interests in any freehold or leasehold property now or in the future belonging to it;

(ii)                                  all Equipment now or in the future belonging to it and its interest in any such Equipment in its possession now or in the future;

(iii)                               all of its benefits, claims and returns of premiums in respect of the Insurances;

(iv)                              its goodwill and its uncalled capital both present and future;

(v)                                 its Book Debts, both uncollected and collected, the proceeds of the same and all monies otherwise due and owing to the Chargor;

(vi)                              the benefit of all rights, securities and guarantees of whatsoever nature enjoyed or held by it in relation to any Book Debts;

(vii)                           its rights under any Swap Contracts;

(viii)                        its rights under any Treasury Management Agreement;

(ix)                                the benefit of all permissions of whatsoever nature and whether statutory or otherwise, held in connection with its business or the use of any Security Asset and the right to recover and receive all compensation which may be payable to it; and

(x)                                   its Intellectual Property now or in the future subject to any necessary (as at the date of this Deed) third party’s consent to such charge being obtained. To the extent that such Intellectual Property is not capable of being charged (whether by reason of lack of any such consent or otherwise) the charge purported to be effected by this Clause 3.1(b)(x) shall operate as an assignment of any and all damages, compensation, remuneration, profit, rent or income which the Chargor may derive from such Intellectual Property or be awarded or entitled to in respect of such Intellectual Property as continuing security for the payment, discharge and performance of the Secured Liabilities;

(c)                                  mortgages or (if to the extent that this Deed does not take effect as a mortgage) charges by way of fixed charge to the Administrative Agent (as agent and trustee for the Secured Parties) all Group Shares held now or in the future by it and/or any nominee on its behalf, the same to be a security by way of a first legal mortgage; and

(d)                                 mortgages or (if to the extent that this Deed does not take effect as a mortgage) charges by way of fixed charge to the Administrative Agent (as agent and trustee for the Secured Parties) all the Related Rights accruing to all or any of the Group Shares held now or in the future by it and/or any nominee on its behalf, the same to be a security by way of a first legal mortgage.

PROVIDED THAT:

(i)                                     until the occurrence of an Enforcement Event, all dividends and other distributions mortgaged (as Related Rights) pursuant to paragraph (d) above may be paid directly to the Chargor (in which case the Administrative Agent or its nominee shall execute any necessary dividend mandate) and, if paid directly to the Administrative Agent shall be paid promptly by it to the Chargor; and

(ii)                                  subject to Clause 6.4.3 until the occurrence of an Enforcement Event, all voting rights attaching to the relevant Group Shares may be exercised by the Chargor or, where the shares have been registered in the name of the Administrative Agent or its nominee, as the Chargor may direct in writing, and the Administrative Agent and any nominee of the Administrative Agent in whose name such Group Shares are registered shall execute any form of proxy or other document reasonably required in order for the relevant Chargor to do so.

3.2                                Notwithstanding anything to the contrary contained in this Clause 3, none of the mortgages or charges granted under this Clause 3 shall extend to any assets expressly excluded from section 2 of the Domestic Security Agreement as applicable.

4                                        Floating Charge

4.1                              Creation

The Chargor as security for the payment and performance of the Secured Liabilities and in the manner specified in Clause 1.2.7 of this Deed charges in favour of the Administrative Agent (as agent and trustee for the Secured Parties) by way of a floating charge all its assets not otherwise effectively mortgaged or charged by way of fixed mortgage or charge by Clause 3 (Fixed Security).

4.2                              Conversion by notice

The Administrative Agent may by notice to the Chargor convert the floating charge created by this Deed into a fixed charge in relation to all or any of the Chargor’s assets specified in the notice if an Event of Default has occurred and is continuing.

4.3                              No waiver

The giving by the Administrative Agent of a notice pursuant to Clause 4.2 (Conversion by notice) in relation to any class of the Chargor’s assets, rights and property shall not be construed as a waiver or abandonment of the Administrative Agent’s rights to give other similar notices in respect of any other class of assets.

5                                        Representations and Warranties

5.1                              Making of representations

The Chargor makes the representations and warranties set out in this Clause 5 (Representations and Warranties) to the Administrative Agent and the other Secured Parties.  The representations and warranties so set out are made on the date of this Deed and are deemed to be made in accordance with the terms of the Credit Agreement.

5.2                              Capacity

The Chargor has the capacity, power and authority to enter into this Deed and the obligations assumed by it are its legal, valid, binding and enforceable obligations subject to laws affecting creditors’ rights generally and to general principles of equity.

5.3                              Title

The Chargor is the sole legal and beneficial owner of the Security Assets free of any Security Interest or third party interest of any kind (other than pursuant to or as permitted by the Loan Documents).

5.4                              Security

Without making any distinction between fixed and floating charge security, this Deed creates the various forms of security it purports to create and is not liable to be avoided or otherwise set aside on the liquidation or administration of the Chargor, or otherwise.

5.5                              Security Shares

5.5.1                       The Chargor is and will remain the sole beneficial owner of its Security Shares and, save where the Security Shares have been registered in the name of the Administrative Agent (as agent and trustee on behalf of itself and the Secured Parties) or its nominee pursuant to this Deed, is and will remain the absolute legal owner of its Security Shares save to the extent permitted to be disposed of under the Loan Documents.

5.5.2                       The Chargor will not take any action whereby the rights attaching to its Security Shares are altered or diluted in a manner adverse to the interests of the Administrative Agent or the other Secured Parties hereunder save to the extent permitted under the Loan Documents.

5.5.3                       The Group Shares are fully paid and non-assessable (except as such rights may arise under mandatory provisions of applicable statutory law that may not be waived or otherwise agreed and not as a result of any rights contained in any organisational document) and neither the Group Shares nor the Related Rights are subject to any options to purchase or similar rights of any person.

5.6                              Insolvency Proceedings

As at the date of this Deed, the centre of main interests for the Chargor for the purposes of the Insolvency Regulation is in England and Wales.

6                                        Undertakings

6.1                              Duration

The undertakings in this Clause 6 (Undertakings) shall remain in force throughout the Security Period and are given by the Chargor to the Administrative Agent and the other Secured Parties.

6.2                              General

6.2.1                       Covenant to perform: The Chargor shall continuously comply with the terms (both express and implied) of this Deed and any contracts relating to the Secured Liabilities.

6.2.2                       Restrictions on dealings: The Chargor shall not:

(a)                                  create or permit to subsist any Lien of whatsoever nature on any Security Asset other than as created by this Deed or permitted by the Loan Documents; or

(b)                                 sell, transfer, grant, lease or otherwise dispose of any Security Asset, except for the disposal in the ordinary course of trade of any Security Asset subject to the floating charge created by Clause 4.1 (Creation) and except as provided for under the Loan Documents.

6.2.3                       Insolvency Proceedings:  The Chargor shall maintain its centre of main interests in England and Wales for the purposes of the Insolvency Regulation.

6.3                              Property

6.3.1                       Deposit of Title Deeds: For the duration of the Security Period the Chargor shall deposit with the Administrative Agent all deeds and documents of title relating to the Mortgaged Property owned by it and any property comprised within Clause 6.3.2 (Future Acquisitions and Legal Mortgage).

6.3.2                       Future Acquisitions and Legal Mortgage: The Chargor shall:

(a)                                  at its cost, execute and deliver to the Administrative Agent, if the Administrative Agent reasonably requests, a legal mortgage (on terms no more onerous than the terms of this Deed) in favour of the Administrative Agent of any freehold or leasehold or other interest in property which becomes vested in it after the date of this Deed; and

(b)                                 in any event, if applicable, give H.M. Land Registry written notice of this Deed and procure that notice of it be duly noted in the Registers to each such title.

6.3.3                       Power to Remedy: After the occurrence of any Event of Default, the Chargor shall permit the Administrative Agent or its agents and contractors:

(a)                                  to enter on the Mortgaged Property;

(b)                                 to comply with or object to any notice served on the Chargor relating to the Mortgaged Property; and

(c)                                  to take any action the Administrative Agent may reasonably consider expedient to prevent or remedy any breach of any such term or to comply with or object to any such notice.

6.4                              Security Shares

6.4.1                       The Chargor shall forthwith deposit with the Administrative Agent or as the Administrative Agent may direct all bearer instruments, share certificates and other documents of title or evidence of ownership in relation to such Group Shares as are owned by it or in which it has or acquires an interest and their Related Rights and shall execute and deliver to the Administrative Agent all such share transfers and other documents as may reasonably be requested by the Administrative Agent in order to enable the Administrative Agent or its nominees to be registered as the owner or otherwise to obtain a legal title to the same (in each case for the purpose of the mortgage and charge of the Security Shares under this Deed) and, without limiting the generality of the foregoing, shall deliver (for such purpose) to the Administrative Agent on today’s date executed (and, if required to be stamped, pre-stamped) share transfers for all Group Shares in favour of the Administrative Agent and/or its nominee(s) as transferees or, if the Administrative Agent so directs, with the transferee left blank and shall procure that all such share transfers are at the request of the Administrative Agent forthwith registered by the relevant company and that share certificates in the name of the Administrative Agent and/or such nominee(s) in respect of all Group Shares are forthwith delivered to the Administrative Agent.

6.4.2                       The Chargor shall provide the Administrative Agent with certified copies of all resolutions and authorisations approving the execution of such transfer forms and registration of such transfers as the Administrative Agent may reasonably require.

6.4.3                       The Administrative Agent and its nominee may at any time after the occurrence of an Enforcement Event exercise or refrain from exercising (in the name of the Chargor, the registered holder or otherwise and without any further consent or authority from the Chargor and irrespective of any direction given by the Chargor) in respect of the Security Shares any voting rights and any powers or rights under the terms of the Security Shares or otherwise which may be exercised by the person or persons in whose name or names the Security Shares are registered or who is the holder thereof, including, without limitation, all the powers given to trustees by any relevant legislation in respect of securities or property subject to a trust.  The Chargor shall not without the previous consent in writing of the Administrative Agent exercise the voting rights attached to any of the Group Shares in favour of resolutions in violation of this Deed or the Credit Agreement.  After an Enforcement Event has occurred, the Chargor hereby irrevocably appoints the Administrative Agent or its nominees its proxy to exercise (as provided in or permitted by this Deed) all voting rights so long as the Group Shares belonging to it remain registered in its name.

6.4.4                       The Chargor during the continuance of this security will make all payments which may become due in respect of any of the Security Shares and, in the event of default in making any such payment, the Administrative Agent may if it thinks fit make such payment on behalf of the Chargor.  Any sums so paid by the Administrative Agent shall be repayable by the Chargor to the Administrative Agent on demand and pending such repayment shall constitute part of the Secured Liabilities.

6.4.5                       It is expressly agreed that, notwithstanding anything to the contrary contained in this Deed, the Chargor shall remain liable to observe and perform all of the conditions and obligations assumed by it in respect of the Security Shares and the Administrative Agent shall not be under any obligation or liability by reason of or arising out of the security over the Security Shares conferred by this Deed.  The Administrative Agent shall not be required in any manner to perform or fulfil any obligation of the Chargor in respect of the Security Shares, or to make any payment, or to receive any enquiry as to the nature or sufficiency of any payment received by them, or to present or file any claim or take any other action to collect or enforce the payment of any amount to which they may have been or to which they may be entitled under this Deed at any time or times.

6.4.6                       Subject to the proviso to Clause 3.1(d), upon the occurrence of an Event of Default and at any time thereafter while the same is continuing the Administrative Agent shall be entitled to put into force and exercise immediately as and when it may see fit any and every power possessed by the Administrative Agent by virtue of the security over the Security Shares conferred by this Deed or available to a secured creditor (so that Sections 93 and 103 of the Law of Property Act 1925 shall not apply to this security) and in particular (without limitation):

(a)                                  to sell all or any of the Security Shares in any manner permitted by law upon such terms as the Administrative Agent shall in its absolute discretion determine;

(b)                                 to collect, recover or compromise and give a good discharge for any monies payable to the Chargor in respect of the Security Shares or in connection therewith; and

(c)                                  to act generally in relation to the Security Shares in such manner as the Administrative Agent acting reasonably shall determine.

6.4.7                       For the avoidance of doubt, the Chargor agrees that the enforceability of the security over the Security Shares conferred by this Deed is not dependent on the performance or non-performance by the Administrative Agent or any other Secured Party of its obligations under any agreement with the Chargor.

6.4.8                       Immediately on conversion of any of the Group Shares from certificated to uncertificated form, and on the creation or conversion of any other securities which are for the time being comprised in the Security Shares in or into uncertificated form, the Chargor shall give such instructions or directions as the Administrative Agent may require in order to protect or preserve its security.

6.4.9                       The Chargor shall, immediately upon receipt of any certificate or other document evidencing any entitlement to further Security Shares, deposit it with the Administrative Agent together with such share transfer forms in blank and other documents as the Administrative Agent may reasonably require.

7                                        When Security becomes Enforceable

The security constituted by this Deed shall become immediately enforceable and the power of sale and other powers conferred by section 101 of the Law of Property Act 1925, as varied or amended by this Deed, shall be immediately exercisable upon and at any time after the occurrence of any Event of Default and whilst the same is continuing after which the Administrative Agent may enforce all or any part of the security in accordance with the terms of the Credit Agreement.

8                                        Enforcement of Security

8.1                              General

8.1.1                       For the purposes of all powers implied by statute, the Secured Liabilities are deemed to have become due on the date of this Deed.

8.1.2                       Section 103 of the Law of Property Act (restricting the power of sale) and section 93 of the Law of Property Act 1925 (restricting the right of consolidation) do not apply to the security constituted by this Deed.

8.1.3                       The statutory powers of leasing conferred on the Administrative Agent are extended so that, without the need to comply with any provision of section 99 or 100 of the Law of Property Act 1925, the Administrative Agent is empowered to lease, make agreements for leases, accept surrenders of leases and grant options as the Administrative Agent may think fit.

8.2                              Administrative Agent of the Chargor

For all purposes each Receiver is deemed to be in the same position as a Receiver duly appointed by a mortgagee under the Law of Property Act 1925. Every Receiver shall be the agent of the Chargor in respect of which he was appointed unless and until a liquidator shall be appointed of the Chargor, whereafter such Receiver shall act as principal but shall not become the agent of the Administrative Agent. The Chargor alone shall be responsible for the receiver’s contracts, engagements, commissions, omissions, defaults and losses and for liabilities incurred by him.  The Administrative Agent shall not incur any liability of whatsoever nature (either to the Chargor or to any other person) by reason of the Administrative Agent making his appointment as a Receiver or for any other reason.

8.3                              Mortgagee in Possession - No Liability

None of the Administrative Agent, any other Secured Party or any Receiver will be liable, by reason of entering into possession of a Security Asset, to account as mortgagee in possession or for any loss on realisation or for any default or omission for which a mortgagee in possession might otherwise be liable.

8.4                              Privileges

Each Receiver and the Administrative Agent is entitled to all the rights, powers, privileges and immunities conferred by the Law of Property Act 1925 on mortgagees and receivers when such receivers have been duly appointed under that Act, except that section 103 of that Act does not apply.

8.5                              Protection of third parties

No person (including a purchaser) dealing with the Administrative Agent or a Receiver or its or his agent need enquire:

(a)                                  whether the Secured Liabilities have become payable; or

(b)                                 whether any power purported to be exercised has become exercisable; or

(c)                                  whether any money remains due; or

(d)                                 how any money paid to the Administrative Agent or to the Receiver is to be applied.

8.6                              Redemption of prior Mortgages

At any time after the security constituted by this Deed has become enforceable, the Administrative Agent or any Receiver may, in the case of the Administrative Agent at the sole cost of the Chargor (payable to the Administrative Agent on demand) and in the case of a Receiver as an expense of the Receiver’s receivership:

(a)                                  redeem any interest by way of security for the time being and from time to time ranking in point of security in priority to any of the security constituted by this Deed; and/or

(b)                                 (in the case of a redemption by the Administrative Agent) procure the transfer of that interest by way of security to itself; and/or

(c)                                  settle and pass the accounts of any prior mortgagee, chargee or encumbrancer which once so settled and passed shall be conclusive and binding on the Chargor.

9                                        Receiver

9.1                              Appointment of Receiver

At any time after the security constituted by this Deed becomes enforceable, or, at any time if so requested by the Chargor in writing, the Administrative Agent may (but shall not be obliged) without further notice (and whether or not the Chargor shall have been accorded sufficient or any time in which to satisfy any relevant indebtedness) from time to time, and notwithstanding that, if such be the case, one or more than one Receiver shall have been appointed in respect of all or any of the Security Assets pursuant to this Clause 9.1 (Appointment of Receiver) and not removed from such Security Assets, appoint in writing, under the hand of any manager of the Administrative Agent, a Receiver of the Security Assets or any of them and, where so requested by the Chargor, whether or not those Security Assets shall belong to the Chargor.

9.2                              Relationship with the Administrative Agent

To the fullest extent permitted by law, any right, power or discretion conferred by this Deed (be it express or implied) upon a Receiver of any Security Assets may, after the security created by this Deed has become enforceable, be exercised by the Administrative Agent in relation to any Security Asset either:

(a)                                  without first appointing a Receiver; or

(b)                                 notwithstanding the appointment of a Receiver.

9.3                              Removal

The Administrative Agent may by writing under its hand (subject to Section 45 of the Insolvency Act 1986 (any requirement for an order of the court in the case of an administrative receiver)):

(a)                                  remove any Receiver appointed by it; and

(b)                                 whenever it deems it necessary or desirable, appoint a new Receiver in the place of any Receiver whose appointment may for any reason have terminated.

9.4                              Remuneration

The Administrative Agent may, from time to time, fix the remuneration of any Receiver and direct payment of the same out of monies accruing to him in the exercise of his powers, authorities and discretions by or pursuant to this Deed, but the Chargor shall alone be liable for the payment of that remuneration.

10                                 Powers of Receiver

10.1                       General

10.1.1                 In addition to those conferred by the Law of Property Act 1925 on any receiver appointed under that Act, each Receiver has, and is entitled to exercise, all of the rights, powers and discretions set out in this Deed. The powers, authorities and discretions conferred by or pursuant to this Deed in relation to the Security Assets on the Administrative Agent or any Receiver shall be in addition to, and not in substitution for, the powers conferred on mortgagees or receivers under the Law of Property Act 1925, and, where there is any ambiguity or conflict between the powers, authorities and discretions contained in that Act and those conferred by or pursuant to this Deed, the terms of this Deed shall prevail.

10.1.2                 If there is more than one Receiver holding office at the same time, unless the document appointing him states otherwise, each Receiver may exercise all of the powers conferred on a Receiver under this Deed individually and to the exclusion of any other Receivers.

10.1.3                 A Receiver who is an administrative receiver of the Chargor has all the rights, powers and discretions of an administrative receiver under the Insolvency Act 1986.

10.1.4                 A Receiver may, in the name of the Chargor if he so wishes:

(a)                                  do all other acts and things which he may consider necessary or desirable for realising any Security Asset or incidental or conducive to any of the rights, powers or discretions conferred on a Receiver under or by virtue of this Deed; and

(b)                                 do and exercise in relation to any Security Asset all the powers, authorities and things which he would be capable of exercising as if he were its absolute beneficial owner.

10.2                       Borrow and Lend Money

A Receiver may raise and borrow money (either unsecured or on the security of any Security Asset, either in priority to, pari passu with, or subsequent to, the security constituted by this Deed or otherwise) and may lend money either with or without security in the case of either borrowing or lending money on any other terms and for whatever purpose which he thinks fit.  No person lending that money need enquire as to the propriety or purpose of the exercise of that power or to check the application of any money so raised or borrowed.

10.3                       Carry on Business

A Receiver may carry on, manage or concur in the carrying on or managing of, the business for the time being and from time to time of the Chargor in such manner as he may reasonably think fit, including, without limitation, power to perform, repudiate, rescind, compromise, amend or vary any contract, instrument or agreement to which the Chargor shall for the time being and from time to time be a party.

10.4                       Compromise

A Receiver may settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands with or by any person who is or claims to be a creditor of the Chargor or relating in any way to any Security Asset.

10.5                       Employees

Either in connection with any exercise by the Receiver of his powers by or pursuant to this Deed or otherwise for any purpose connected with any of the Security Assets, a Receiver may:

(a)                                  appoint and discharge managers, officers, agents, accountants, servants, workmen and others upon such terms as to remuneration or otherwise as he may think proper; and

(b)                                 discharge any such persons appointed by the Chargor.

10.6                       Leases

A Receiver may grant, or concur in the grant of, any leases or licences of any Security Asset for any term on any terms which he reasonably thinks fit (including, without limitation, at a rent or fee with or without a premium) and may accept a surrender of any lease or licence of any Security Asset on any terms which he reasonably thinks fit (including, without limitation, the payment of money to a lessee or licensee on a surrender).

10.7                       Legal actions

A Receiver may bring, prosecute, enforce, defend and abandon all actions, suits and proceedings to the Chargor or its Security Assets as he reasonably thinks fit.

10.8                       Possession

A Receiver may take immediate possession of, get in, and/or collect the Security Assets of the Chargor and, for that purpose, to enter upon its property or any other premises at which its Security Assets are for the time being and from time to time located and sever, dismantle or remove the same or any fixtures for the time being and from time to time therefrom without being liable for any loss or damage thereby occasioned.

10.9                       Protection of Assets

A Receiver may, in each case as he may reasonably think fit:

(a)                                  make and effect, and concur in the making and effecting of, all repairs, maintenance, decoration, provision of all services (including, without limitation, lighting, heating and cleansing) structural and other alterations, improvements, additions and development in or to the Security Assets and do anything else in connection with the Security Assets which he may think fit or which he may deem proper for the efficient use or management of the Security Assets, as well as for the protection as for the improvement of the Security Assets or for the protection of the security hereby constituted;

(b)                                 commence and/or complete any building operations on the Mortgaged Property or other Security Asset;

(c)                                  apply for and maintain any planning permission, building regulation, approval or any other permission, consent or licence in relation to the Security Assets; and

(d)           effect and maintain insurances in respect of the Security Assets.

10.10                Receipts

A Receiver may give valid receipts for all monies and execute all deeds or documents (including, without limitation, with full power to convey any assets sold in the name of the Chargor) as may be necessary or appropriate in the name of, or on behalf of the Chargor for the purpose of exercising any of the powers, authorities and discretions conferred on the

Receiver by or pursuant to this Deed and to use the name of the Chargor for all or any of such powers, authorities and discretions, for which purpose the Chargor hereby irrevocably appoints every such Receiver to be its attorney.

10.11                Sale of assets

A Receiver may sell, exchange, convert into money and realise any Security Asset by public auction, tender or private treaty in any manner and on any terms and with or without such advertisement and in such lot or lots and together or separately as the Receiver reasonably thinks fit.  The consideration for any such transaction may consist of cash, debentures or other obligations, shares, stock or other valuable consideration and any such consideration may be payable in a lump sum or by instalments spread over such period as the Receiver thinks fit.  Fixtures may be severed and sold separately from the property containing them without the consent of the Chargor.

10.12                Subsidiaries

A Receiver may promote the formation of a or purchase a newly formed, or concur in the promotion of the formation of a or purchase a newly formed, subsidiary and/or subsidiaries of the Chargor with a view to the same purchasing, leasing, licensing or otherwise acquiring all or any of the assets of the Chargor and the Receiver may sell, lease, license or otherwise dispose all or any of the assets of the Chargor to such subsidiary or subsidiaries on such terms as he shall think fit.

10.13                Exercise of Rights

A Receiver may exercise or permit the Chargor or any nominee of the Chargor to exercise any powers or rights incidental to the ownership of its Security Assets in such manner as the Receiver may reasonably think fit and, in particular (as regards any shares, stock or other securities for the time being and from time to time included in its Security Assets), any rights for the time being and from time to time attached thereto.

10.14                Uncalled capital

A Receiver may call up all or any portion of any uncalled capital of the Chargor.

10.15                Professional advice

A Receiver may appoint a solicitor or accountant or other professionally qualified person to advise or assist it in the exercise of any of the powers, authorities and discretions by or pursuant to these presents or otherwise for any purpose connected with its Security Assets, and may discharge any such person.

10.16                Seal

A Receiver may use the Chargor’s seal.

11                                 Application of Proceeds

Any monies received by the Administrative Agent or any Receiver after this Deed has become enforceable shall be applied in accordance with Section 9.03(b) of the Credit Agreement.

12                                 Expenses and Indemnity

Promptly upon demand, the Chargor shall pay all other costs and expenses (including reasonable legal fees and VAT) incurred from time to time in connection with the enforcement of or preservation of rights under this Deed by the Administrative Agent, the Secured Parties or any Receiver, attorney, manager, agent (including their counsel) or other person appointed by the Administrative Agent under this Deed or by statute, and keep each of them indemnified against any failure or delay in paying the same.

13                                 Delegation

The Administrative Agent and any Receiver may, for the time being and from time to time, delegate by power of attorney or in any other manner (including, without limitation, under the hand of any manager of the Administrative Agent) to any person any right, power or discretion exercisable by the Administrative Agent or such Receiver (as the case may be) under this Deed.  Any such delegation may be made upon the terms (including, without limitation, power to sub-delegate) and subject to any regulations which the Administrative Agent or such Receiver (as the case may be) may think fit.  Neither the Administrative Agent nor any Receiver will be in any way liable or responsible to the Chargor for any loss or liability arising from any act, default, omission or misconduct on the part of any such delegate or sub-delegate selected by the Administrative Agent or such Receiver with due care who shall be entitled to all the indemnities to which his appointor is entitled under this Deed.

14                                 Further Assurances

The Chargor shall, at its own expense, execute and do all such acts, deeds and things (including, without limitation, payment of all stamp duties and registration fees) the Administrative Agent or a Receiver may reasonably require for:

(a)                                  perfecting or better perfecting or protecting or better protecting the security intended to be created by this Deed over any Security Asset; and

(b)                                 after the security constituted by this Deed has become enforceable, facilitating the realisation of any Security Asset or the exercise of any right, power or discretion exercisable, by the Administrative Agent or any Receiver in respect of any Security Asset, in accordance with the terms of the Credit Agreement.

15                                 Power of Attorney

Upon the occurrence of an Event of Default and while the same is continuing, the Chargor, by way of security, irrevocably and severally appoints the Administrative Agent, each Receiver and any of their designees, agents, delegates or sub-delegates to be its attorney and on its behalf and in its name or otherwise to execute and do all such acts, deeds and things which the Chargor is obliged to take under this Deed and generally, on its behalf and in its name, to exercise all or any of the powers, authorities and discretions conferred by or pursuant to this Deed on the Administrative Agent or any Receiver.  The Chargor hereby ratifies and confirms and agrees to ratify and confirm whatever any attorney does or purports to do pursuant to its appointment under this Clause 15 (Power of Attorney).

16                                 Continuing Security

16.1                       Additional Security

The security constituted by this Deed is in addition to and is not in any way prejudiced by any other security now or subsequently held by the Administrative Agent or any other Secured Party for any of the Secured Liabilities.

16.2                       Continuing Security

The security constituted by this Deed is continuing and will extend to the ultimate balance of all the Secured Liabilities, regardless of any intermediate payment or discharge in whole or in part.

16.3                       Reinstatement

If any payment by the Chargor or any discharge given by the Administrative Agent or any other Secured Party (whether in respect of the obligations of the Chargor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

(a)                                  the liability of the Chargor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

(b)                                 the Administrative Agent or that Secured Party shall be entitled to recover the value or amount of that security or payment from the Chargor, as if the payment, discharge, avoidance or reduction had not occurred.

16.4                       Waiver of defences

The obligations of the Chargor under this Deed will not be affected by an act, omission, matter or thing which, but for this Clause 16 (Continuing Security), would reduce, release or prejudice any of its obligations under this Deed (without limitation and whether or not known to it or the Administrative Agent) including:

(a)                                  any time, waiver or consent granted to, or composition with, the Charger or Loan Party or other person;

(b)                                 the release of any Loan Party or any other person under the terms of any composition or arrangement with any creditor of any Loan Party or any other person;

(c)                                  the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, the Chargor or Loan Party or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)                                 any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of the Chargor or Loan Party or any other person;

(e)                                  any amendment (however fundamental) or replacement of a Loan Document or any other document or security;

(f)                                    any unenforceability, illegality or invalidity of any obligation of any person under any Loan Document or any other document or security; or

(g)                                 any insolvency or similar proceedings.

16.5                       Immediate recourse

The Chargor waives any right it may have of first requiring the Administrative Agent or any other Secured Party to proceed against or enforce any other rights or security or claim payment from any person before enforcing the security constituted by this Deed.  This waiver applies irrespective of any law or any provision of a Loan Document to the contrary.

16.6                       Appropriations

At any time after the security constituted by this Deed has become enforceable and until all the Secured Liabilities have been irrevocably paid in full, the Administrative Agent may:

(a)                                  refrain from applying or enforcing any other monies, security or rights held or received by the Administrative Agent in respect the Secured Liabilities, or apply and enforce the same in accordance with Clause 11 (Application of Proceeds) and the Chargor shall not be entitled to the benefit of the same; and

(b)                                 hold in an interest-bearing suspense account any monies received from the Chargor or on account of the Chargor’s liability in respect of the Secured Liabilities.

16.7                       Deferral of Chargor’s rights

Until all the Secured Liabilities have been irrevocably paid in full and unless the Administrative Agent otherwise directs, the Chargor will not exercise any rights which it may have by reason of performance by it of its obligations under the Loan Documents:

(a)                                  to be indemnified by any Loan Party;

(b)                                 to claim any contribution from any other guarantor of any Loan Party’s obligations under the Loan Documents; and/or

(c)                                  to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any of the Administrative Agent’s rights under the Loan Documents or of any other guarantee or security taken pursuant to, or in connection with, the Loan Documents by the Administrative Agent.

17                                 Miscellaneous

17.1                       Covenant to pay

The Chargor shall pay or discharge the Secured Liabilities in the manner provided for in any document creating or evidencing the Secured Liabilities and/or otherwise as agreed from time to time.

17.2                       Land Registry

The Chargor hereby applies to the Chief Land Registrar for the registration against the registered titles specified in Schedule 1 of the following:

(a)                                  a restriction in the following terms:

“no disposition of the registered estate by the proprietor of the registered estate or by the proprietor of any registered charge is to be registered without a written consent signed by the proprietor for the time being of the charge dated __ January 2010 in favour of Bank of America, N.A. (as agent and trustee for itself and others) referred to in the charges register or, if appropriate, signed on such proprietor’s behalf by an authorised officer of Bank of America, N.A.”; and

(b)                                 a notice that under the provisions of this Deed the Secured Parties are under an obligation to make further advances.

17.3                       New Accounts

If any Secured Party receives, or is deemed to be affected by, notice, whether actual or constructive, of any subsequent charge or other interest affecting any Security Asset and/or the proceeds of sale of any Security Asset, such Secured Party may open a new account for the Chargor.  If such Secured Party does not open a new account, it shall nevertheless be treated as if it had done so at the time when it received or was deemed to have received notice.  As from that time all payments made to such Secured Party will be credited or be treated as having been credited to the new account and will not operate to reduce any amount for which this Deed is security and, furthermore, such Secured Party shall be under no obligation to advance any monies or provide or continue to provide any credit facility under the Loan Documents.

17.4                      Tacking

Each Secured Party, by the Administrative Agent’s execution of this Deed, covenants with the Chargor that it shall perform its obligations under any document creating or evidencing the Secured Liabilities (including any obligation to make available further advances).

17.5                       Invalidity

If, at any time, any provision of this Deed is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired.

17.6                       Trust

17.6.1                 The Administrative Agent shall hold the benefit of the covenants, mortgages, assignments and charges given by the Chargor in this Deed upon trust for the Secured Parties.

17.6.2                 The perpetuity period for each trust created by this Deed shall be 80 years.

18                                 Release

Upon the expiry of the Security Period (but not otherwise), the Administrative Agent shall, at the request and cost of the Chargor, take whatever action is necessary to release the Security Assets from the security constituted by this Deed and/or reassign the benefit of the Security Assets to the Chargor.

19                                 Rights and Remedies

The rights of the Administrative Agent under this Deed are cumulative, may be exercised as often as considered appropriate and are in addition to the general law.  Such rights (whether arising hereunder or under the general law) shall not be capable of being waived or varied otherwise than by an express waiver or variation in writing and, in particular, any failure to exercise or delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right, any defective or partial exercise of any such rights shall not preclude any other or further exercise of that or any other such right, and no act or course of conduct or negotiation by the Administrative Agent or on its behalf shall in any way preclude it from exercising any such right or constitute a suspension or any variation of any such right.

20                                 Notices

20.1                       Delivery and Receipt

Any communications to be made under or in connection with this Deed shall be made in writing, may be made by letter or facsimile and shall be deemed to be given as follows:

(a)                                  if by way of letter, when it has been left at the relevant address or two Business Days after being deposited in the post with postage prepaid in an envelope addressed to it at that address; and

(b)                                 if by facsimile, when received in legible form,

save that any notice delivered or received on a non-Business Day or after business hours shall be deemed to be given on the next Business Day at the place of delivery or receipt.

20.2                       Addresses

20.2.1                 The Chargor’s address and facsimile number for notices are:

GFI Group
1 Snowden Street
London EC2A 2DQ

Attention:	Nigel Brahams
Facsimile:	+44 (0) 7422 1164

With a copy to:

GFI Group Inc.
55 Water Street
New York, NY 10041

Attention:	Scott Pintoff
Facsimile:	+1 212 962 2965

or such as the Chargor may notify to the Administrative Agent by not less than 10 days’ notice.

20.2.2                 The Administrative Agent’s address and facsimile number for notices are:

335 Madison Avenue
4th Floor
New York, NY 10017

Attention:	Don Pinzon
Facsimile:	+1 646 556 0326

or such as the Administrative Agent may notify to the Chargor by not less than 10 days’ notice.

21                                 Governing Law and Jurisdiction

21.1                       Governing Law

This Deed and all non-contractual obligations arising out of or in connection with it shall be governed by English law.

21.2                       Jurisdiction

21.2.1                 The courts of England have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute regarding the existence, validity or termination hereof or any non-contractual obligation arising out of or in connection with this Deed) (a Dispute).

21.2.2                 The parties agree that the courts of England are appropriate and convenient courts to settle Disputes and accordingly no party will argue to the contrary.

21.2.3                 No party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, a party may take concurrent proceedings in any number of jurisdictions.

This Deed has been entered into as a deed on the date stated at the beginning of this Deed.

Schedule 1 — Mortgaged Property

None at the date of this Deed.

Signatories

The Chargor

EXECUTED as a deed by
GFI TP LTD
acting by	Director

and

Director / Secretary

The Administrative Agent

EXECUTED as a deed by
BANK OF AMERICA, N.A.
acting by

and	Authorised Signatory

who, in accordance with the laws of that territory, are acting under the authority of that company	Authorised Signatory